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                                                                    Exhibit 23.3
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this registration statement on Form S-4 of Open Market, Inc. of our report dated March 10, 1999 relating to the financial statements of FutureTense, Inc., which appears in such registration statement. We also consent to the references to us under the headings "Experts," "Selected Historical Consolidated and Unaudited Pro Forma Combined Financial Information" and "Unaudited Pro Forma Condensed Combined Financial Statements" in such registration statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 2, 1999